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                                                                    EXHIBIT 23.2

                                CONSENT OF KPMG

The Board of Directors
Ross Systems, Inc.:

    We consent to incorporation by reference in the registration statements (File Nos. 33-42036, 33-48226, 33-56584, 33-72168 and 33-89128) on Form S-8 of
Ross Systems, Inc. (the Company) of our report dated September 26, 1996 relating to the combined balance sheets of Ross Systems (UK) Ltd., Ross Systems France S.A., Ross Systems Deutschland GmbH, Ross Systems Europe N.V., and Ross Systems Nederland B.V. as of June 30, 1996 and the related combined statements of operations and shareholders' equity for the year then ended and the related schedule, which report appears in the June 30, 1996, Annual Report on Form 10-K of the Company.

    Our report dated September 26, 1996 contains an explanatory paragraph that states that the Company declined to present a statement of cash flows for the year ended June 30, 1996. Presentation of such statement summarizing the Company's operating, investing, and financing activities is required by generally accepted accounting principles.

                                          KPMG

Bristol, U.K.

September 26, 1996